                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                         FIRSTPLUS FINANCIAL GROUP, INC.
     ANNOUNCES CHANGES IN MANAGEMENT OF ITS SUBSIDIARY, OLE AUTO GROUP, INC.

July 19, 2007

IRVING,  Texas,  /PRNewswire/ -- FIRSTPLUS Financial Group, Inc. (the "Company")
(Pink Sheets:  FPFX.PK)  announced today that it had  reconstituted the Board of
Directors of its wholly-owned  subsidiary,  Ole Auto Group,  Inc. The subsidiary
Board now  consists of John  Maxwell,  Martin  Ward and  Kimberley  Grasty.  The
Company also  announced  that Martin Ward had been elected  President  and Chief
Executive  Officer of Ole.  The Company  noted that the previous  directors  and other senior members of management of Ole, including Daniel T. Phillips, were no longer involved in its management.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking  statements within the meaning of the "safe harbor" provisions under Section 21E of the Securities  Exchange Act of 1934, as
amended,  and the Private Securities  Litigation Reform Act of 1995. The Company
uses  forward-looking  statements in its description of its plans and objectives for future operations and assumptions underlying these plans and objectives,  as well as in its  expectations,  assumptions,  estimates and projections about the
Company's business and industry. These forward-looking  statements involve risks and  uncertainties.  The Company's  actual results could differ  materially from those  anticipated  in such  forward-looking  statements  as a result of certain factors as more fully described in this report.

Forward-looking  terminology  includes the words "may",  "expects",  "believes",
"anticipates",  "intends", "projects" or similar terms, variations of such terms or the negative of such terms. These  forward-looking  statements are based upon the Company's current  expectations and are subject to factors and uncertainties which could cause actual results to differ  materially  from those  described in such forward-looking  statements. The Company expressly disclaims any obligation
or   undertaking   to  release   publicly   any  updates  or  revisions  to  any
forward-looking statements contained in this report to reflect any change in its expectations or any changes in events,  conditions or circumstances on which any forward-looking statement is based.